Exhibit 99.1
Press Release Dated September 7, 2011

For Immediate Release

Two Rivers Completes Acquisition of Additional 1,100 Acres of Irrigated Farmland

DENVER – September 7, 2011   Two Rivers Water Company (OTC QB: TURV) (http://www.2riverswater.com), a company focused on acquiring and developing water rights and irrigated farming assets in the western United States, announced today it has acquired an additional 1,120 acres of irrigated farmland.  This newly acquired farmland is targeted for Farm F-3 which is Two Rivers’ third independent farm operation.  Two Rivers acquires, develops and operates one self-sustaining successful farm at a time.

“This is a strategic acquisition for us since the land is adjacent to our Farm F-1, which we acquired two years ago and leverages the same water and irrigation infrastructure installed on Farm F-1,” said CEO John McKowen.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

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Two Rivers Water Company – 2000 South Colorado Blvd. Annex Bldg 420 – Denver, CO 80222
For further information about Two Rivers Water Company please visit our web site: www.2riverswater.com

CONTACT:

Two Rivers Water Company                                                                           Brokers and Analysts
John McKowen, CEO                                                                           Chesapeake Group
(303) 222-1000                                                                           Kevin Holmes
jmckowen@2riverswater.com                                                                                     410-825-3930
kholmes@chesapeakegp.com